Exhibit 99.1

ASCENT CAPITAL GROUP ANNOUNCES FINANCIAL RESULTS FOR THE THREE MONTHS AND FULL YEAR ENDED DECEMBER 31, 2015

Englewood, CO - February 29, 2016 - Ascent Capital Group, Inc. (“Ascent” or the “Company”) (Nasdaq: ASCMA) has reported results for the three and full year ended December 31, 2015. Ascent is a holding company that owns Monitronics International, Inc. (“Monitronics”), the nation’s second largest home security alarm monitoring company.

Headquartered in Dallas, Texas, Monitronics provides security alarm monitoring services to nearly 1.1 million residential and commercial customers as of December 31, 2015. Monitronics’ long-term monitoring contracts provide high margin recurring revenue that results in predictable and stable cash flow.

Highlights1:

•	Ascent’s net revenue for the twelve months ended December 31, 2015 increased 4.4%

•	Ascent's Pre-SAC Adjusted EBITDA*, which adjusts for the expensed portion of LiveWatch subscriber acquisition costs for the twelve months ended December 31, 2015, increased 2.0%

•	Monitronics' Pre-SAC Adjusted EBITDA* for the twelve months ended December 31, 2015, increased 1.9%

•	Monitronics’ subscriber accounts as of December 31, 2015 increased 2.9% to 1,089,535

•	Monitronics unit attrition increased to 13.6% as of December 31, 2015 from 12.9% at December 31, 2014

◦	Monitronics’ core account portfolio unit attrition** decreased to 12.7% as of December 31, 2015 from 12.8% at December 31, 2014

*LiveWatch is a direct-to-consumer business, and as such recognizes certain revenue and expenses associated with subscriber acquisition (subscriber acquisition costs, or "SAC"). This is in contrast to Monitronics, which capitalizes payments to dealers to acquire accounts. Because Pre-SAC Adjusted EBITDA accounts for the different treatment for LiveWatch, the Company believes that it is a meaningful measure of Monitronics' financial performance in servicing its customer base. Please see the Appendix to this release for additional information about the non-GAAP measures included herein.
** Core account portfolio unit attrition excludes the impact of 2G disconnects and the over 113,000 accounts acquired in the Pinnacle Security bulk buys in 2012 and 2013 which were concentrated in 36, 42 and 60 month contracts originated in 2011 and 2012 and are now experiencing normal end-of-term attrition that is temporarily inflating attrition levels.

Ascent Chairman and Chief Executive Officer, Bill Fitzgerald stated, “The business performed in line with expectations in the fourth quarter and full year 2015. I am very pleased with the progress Jeff has made with the business in his short time with us, implementing operational changes at both Monitronics and LiveWatch while building his leadership team. I’m very optimistic about the effect these changes will have on the businesses in 2016.”

Jeffery Gardner, President and Chief Executive Officer of Monitronics said, “The strong underlying fundamentals of the Monitronics business remain intact, but we are also aware that there are certain initiatives that must be undertaken so that we are in a better position to achieve strong returns for shareholders.

1.	Comparisons are year-over-year unless otherwise specified.

“As such, we have identified areas where we can strengthen our operating performance, improve our free cash flow profile and manage our balance sheet. These include cost cutting measures, building our lead generation opportunities through partnerships like the recently announced agreement with Consolidated Telephone and implementing more effective marketing practices. We are also taking proactive steps to better manage our attrition, including deploying technology in our call centers that helps to more accurately identify the attributes of customers most likely to churn, ensuring that we are in front of these customers faster and more efficiently.

“With our renewed focus on strong free cash flow generation, I am confident that we have the right programs in place to meaningfully improve creation costs and reduce operating costs over time. I believe that these efforts will serve to build an even stronger Monitronics and ultimately drive long term shareholder value.”

Results for the Three and Twelve Months Ended December 31, 2015

For the three months ended December 31, 2015, Ascent reported net revenue of $141.6 million, an increase of 4.2%. For the twelve months ended December 31, 2015, net revenue increased 4.4% to $563.4 million. The increase in net revenue is primarily attributable to increases in Monitronics' subscriber accounts and average recurring monthly revenue ("RMR") per subscriber. Monitronics’ subscriber accounts increased 2.9% for the twelve months ended December 31, 2015, reflecting the acquisition of over 157,000 accounts through the Monitronics and LiveWatch subscriber channels, as well as an additional 31,919 accounts purchased in the LiveWatch acquisition of February 2015. Monitronics' average RMR per subscriber increased to $41.92 as of December 31, 2015. Excluding accounts acquired through the LiveWatch acquisition, which had an average RMR of $28.46, Monitronics' average RMR per subscriber was $42.33 as of December 31, 2015.

Ascent’s total cost of services for the three and twelve months ended December 31, 2015 increased 19.3% and 17.8% to $29.2 million and $110.2 million, respectively. This increase is attributable to the inclusion of LiveWatch, which expenses equipment costs associated with new customers. The increase is also attributable to the growth in the number of HomeTouch® customers and service costs for upgrades to customer systems. HomeTouch® services include home automation monitored across the cellular network.

Ascent’s selling, general & administrative ("SG&A") costs for the three and twelve months ended December 31, 2015, increased 33.8% and 18.9% to $32.8 million and $121.4 million, respectively. The primary driver of the increase in SG&A expense in the three and twelve months ended December 31, 2015 is attributable to $4.2 million and $11.2 million, respectively, of LiveWatch marketing and sales expense related to the creation of new subscribers. LiveWatch SG&A also includes the accrual of $844,000 and $3.9 million for the three and twelve months ended December 31, 2015, respectively, related to certain contingent bonuses payable in the future to key members of LiveWatch management in accordance with their employment agreements. SG&A for the twelve months ended December 31, 2015 also includes one-time costs incurred by Monitronics of $946,000 related to professional services rendered in connection with the LiveWatch acquisition and $720,000 of costs incurred to relocate Monitronics' headquarters in July 2015. These increases were partially offset by decreases in Monitronics' staffing and operating costs as a result of the completion of the Security Networks integration in April 2014. SG&A for the twelve months ended December 31, 2014 includes approximately $2.2 million of one-time professional fees rendered in relation to the Security Networks' integration.

Ascent’s Adjusted EBITDA decreased 6.5% to $83.2 million during the quarter and decreased 2.0% to $347.8 million for the year ended December 31, 2015. Monitronics’ Adjusted EBITDA decreased 6.5% to $84.9 million during the quarter and decreased 2.0% to $354.8 million for the year ended December 31, 2015. Monitronics' Adjusted EBITDA as a percentage of revenue was 60.0% in the fourth quarter of 2015, compared to 66.8% for the three months ended December 31, 2014. Monitronics' Adjusted EBITDA as a percentage of revenue for the year ended December 31, 2015 was 63.0%, compared to 67.1% for the prior year period; the decline primarily attributable to the higher expensed creation costs within LiveWatch.

Monitronics capitalizes payments to dealers to acquire accounts. In contrast, LiveWatch, a direct-to-consumer business, recognizes certain revenue and expenses associated with the acquisition of subscribers (subscriber acquisition costs, or "SAC") in the current period. Because Pre-SAC Adjusted EBITDA accounts for the different treatment for

LiveWatch, the Company believes that it is a meaningful measure of Monitronics' financial performance in servicing its customer base.

Ascent's Pre-SAC Adjusted EBITDA for the three months ended December 31, 2015 decreased 0.5% to $88.5 million and increased 2.0% to $362.0 million for the twelve months ended December 31, 2015. Monitronics' Pre-SAC Adjusted EBITDA decreased 0.6% to $90.2 million for the three months ended December 31, 2015 and increased 1.9% to $369.1 million for the twelve months ended December 31, 2015. Monitronics' Pre-SAC Adjusted EBITDA as a percentage of Pre-SAC Revenue for the three and twelve months ended December 31, 2015 was 64.3% and 66.0%, respectively. For a reconciliation of Adjusted EBITDA to Pre-SAC Adjusted EBITDA for Monitronics, please see appendix of this release.

Ascent reported a net loss from continuing operations for the three and twelve months ended December 31, 2015 of $30.7 million and $86.2 million, compared to net losses from continuing operations of $6.6 million and $37.4 million in the same periods in 2014.

Monitronics reported a net loss for the three months ended December 31, 2015 of $26.7 million compared to a net loss of $5.0 million in the prior year period. For the year ended December 31, 2015, Monitronics reported a net loss of $72.4 million, compared to $29.7 million in the prior year period.

	Twelve Months Ended December 31,
	2015	2014
Beginning balance of accounts	1,058,962	1,046,155
Accounts acquired	188,941	156,225
Accounts canceled	(147,923)	(135,842)
Canceled accounts guaranteed by dealer and acquisition adjustments (a)	(10,445)	(7,576)	(b)
Ending balance of accounts	1,089,535	1,058,962
Monthly weighted average accounts	1,086,071	1,052,492
Attrition rate (c)	(13.6)%	(12.9)%
Core Attrition rate (d)	(12.7)%	(12.8)%

(a)	Includes canceled accounts that are contractually guaranteed to be refunded from holdback.

(b)
Includes an increase of 1,101 subscriber accounts associated with multi-site subscribers that were considered single accounts prior to the completion of the Security Networks integration in April 2014.

(c)
The recurring monthly revenue ("RMR") attrition rate for the twelve months ended December 31, 2015 and 2014 was 13.7% and 12.6%, respectively. The RMR of canceled accounts follows the same definition as subscriber unit attrition noted above. RMR attrition is defined as the RMR of canceled accounts in a given period, adjusted for the impact of price increases or decreases in that period, divided by the weighted average of RMR for that period. RMR attrition is a commonly used performance indicator in our industry.

(d)
The increase in the attrition rate presented above is primarily associated with over 113,000 accounts acquired in the Pinnacle Security bulk buys in 2012 and 2013 which were concentrated in 36, 42 and 60 month contracts originated in 2011 and 2012 and are now experiencing normal end-of-term attrition. Excluding these bulk buys, attrition for the twelve months ended December 31, 2015 was 12.7%. Please see the presentation posted on http://ascentcapitalgroupinc.com/ for more information related to the difference between attrition and core attrition.

Monitronics’ core account portfolio unit attrition rate for the twelve months ended December 31, 2015 was 12.7%, compared to 12.8% for the twelve months ended December 31, 2014. Overall unit attrition increased from 12.9% for the twelve months ended December 31, 2014 to 13.6% for the twelve months ended December 31, 2015. The increase in attrition is primarily associated with over 113,000 accounts acquired in the Pinnacle Security bulk purchases in 2012 and 2013, which are now experiencing normal end-of-term attrition. We believe core attrition best reflects the long run characteristics of our customer base.

During the three months ended December 31, 2015 and 2014, Monitronics acquired 37,349 and 37,998 subscriber accounts, respectively. During the years ended December 31, 2015 and 2014, Monitronics acquired 188,941 and

156,225 subscriber accounts, respectively. Accounts acquired for the year ended December 31, 2015 included 31,919 accounts from the LiveWatch acquisition in February 2015. Acquired contracts for the years ended December 31, 2015 and 2014 also include approximately 2,000 and 8,300 accounts, respectively, purchased in bulk buys.

Ascent Liquidity and Capital Resources

At December 31, 2015, on a consolidated basis, Ascent had $92.7 million of cash, cash equivalents and marketable securities. A portion of these assets may be used to decrease debt obligations or fund stock repurchases, strategic acquisitions or investment opportunities.

At December 31, 2015, the existing long-term debt includes the principal balance of $1.8 billion includes Monitronics’ Senior Notes, Credit Facility, and Credit Facility revolver and Ascent’s Convertible Notes. The Convertible Notes have an outstanding principal balance of $96.8 million as of December 31, 2015 and mature July 15, 2020. The Senior Notes have an outstanding principal balance of $585.0 million as of December 31, 2015 and mature on April 1, 2020. The Credit Facility term loans have an outstanding principal balance of $949.7 million as of December 31, 2015 and require principal payments of approximately $1.4 million per quarter with $403.8 million becoming due on March 23, 2018 and the remaining amount becoming due April 9, 2022. The Credit Facility revolver has an outstanding balance of $133.3 million as of December 31, 2015 out of a capacity of $315 million and becomes due on December 22, 2017.

During the year ended December 31, 2015, the Company repurchased 940,729 shares of its Series A common stock, or 7.0% of shares outstanding, pursuant to the Share Repurchase Authorizations for a total of approximately $30.0 million. These repurchased shares were all canceled and returned to the status of authorized and unissued. As of December 31, 2015 the remaining availability under the Company's Share Repurchase Authorizations enable the Company to purchase up to an aggregate of approximately $9.9 million of Series A and Series B Common Stock. The Company also repurchased $6.7 million of face value of its Convertible notes representing 6.5% of the total issued.

Conference Call

Ascent will host a call today, Monday, February 29, 2016 at 4:30 PM ET. To access the call please dial (888) 462-5915 from the United States, or (760) 666-3831 from outside the U.S. The conference call I.D. number is 55990068. Participants should dial in 5 to 10 minutes before the scheduled time and must be on a touch-tone telephone to ask questions.

A replay of the call can be accessed through March 29, 2016 by dialing (800) 585-8367 from the U.S., or (404) 537-3406 from outside the U.S. The conference call I.D. number is 55990068.

This call will also be available as a live webcast which can be accessed at Ascent’s Investor Relations Website at http://ir.ascentcapitalgroupinc.com/index.cfm.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, including development of and access to multiple sales channels, market potential and expansion, consumer demand for interactive and home automation services, account creation and related costs, subscriber attrition, anticipated account generation at LiveWatch, future financial prospects, and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of our services, technological innovations in the alarm monitoring industry, competitive issues, continued access to capital on terms acceptable to Ascent and/or Monitronics, our ability to capitalize on acquisition opportunities, general market and economic conditions and changes in law and government regulations. These forward-looking statements speak only as of the date of this press release, and Ascent expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Ascent's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Ascent, including the most recent Form 10-K for additional information about Ascent and about the risks and uncertainties related to Ascent's business which may affect the statements made in this press release.

About Ascent Capital Group, Inc.

Ascent Capital Group, Inc., (NASDAQ: ASCMA) is a holding company that owns 100 percent of its operating subsidiary, Monitronics International Inc., and through Monitronics, LiveWatch Security, LLC. Ascent also retains ownership of certain commercial real estate assets. Monitronics, headquartered in Dallas, TX, is the nation's second largest home security alarm monitoring company, providing security alarm monitoring services to more than one million residential and commercial customers in the United States, Canada and Puerto Rico through its network of nationwide, independent Authorized Dealers. LiveWatch Security, LLC ®, is a Do-It-Yourself (“DIY”) home security firm, offering professionally monitored security services through a direct-to-consumer sales channel. For more information on Ascent, see http://ascentcapitalgroupinc.com/.

###

Contact:
Erica Bartsch
Sloane & Company
212-446-1875
ebartsch@sloanepr.com

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
Amounts in thousands, except share amounts

	As of December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$5,577	$12,612
Restricted cash	55	18
Marketable securities, at fair value	87,052	122,593
Trade receivables, net of allowance for doubtful accounts of $2,762 in 2015 and $2,120 in 2014	13,622	13,796
Prepaid and other current assets	10,702	8,546
Assets held for sale	6,265	18,935
Total current assets	123,273	176,500
Property and equipment, net of accumulated depreciation of $32,158 in 2015 and $30,030 in 2014	32,440	36,010
Subscriber accounts, net of accumulated amortization of $975,795 in 2015 and $736,824 in 2014	1,423,538	1,373,630
Dealer network and other intangible assets, net of accumulated amortization of $73,578 in 2015 and $54,077 in 2014	26,654	44,855
Goodwill	563,549	527,502
Other assets, net	3,851	4,845
Total assets	$2,173,305	$2,163,342
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,660	$6,781
Accrued payroll and related liabilities	4,385	4,077
Other accrued liabilities	31,573	30,727
Deferred revenue	16,207	14,945
Holdback liability	16,386	19,046
Current portion of long-term debt	5,500	9,166
Liabilities of discontinued operations	3,500	6,401
Total current liabilities	86,211	91,143
Non-current liabilities:
Long-term debt	1,713,868	1,595,649
Long-term holdback liability	3,786	5,156
Derivative financial instruments	13,470	5,780
Deferred income tax liability, net	13,646	9,529
Other liabilities	17,555	16,397
Total liabilities	1,848,536	1,723,654
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value. Authorized 5,000,000 shares; no shares issued	—	—
Series A common stock, $0.01 par value. Authorized 45,000,000 shares; issued and outstanding 12,301,248 and 13,162,095 shares at December 31, 2015 and December 31, 2014, respectively	123	132
Series B common stock, $0.01 par value. Authorized 5,000,000 shares; issued and outstanding 382,359 and 384,086 shares at December 31, 2015 and December 31, 2014, respectively	4	4
Series C common stock, $0.01 par value. Authorized 45,000,000 shares; no shares issued	—	—
Additional paid-in capital	1,417,895	1,441,291
Accumulated deficit	(1,078,315)	(994,931)
Accumulated other comprehensive income (loss), net	(14,938)	(6,808)
Total stockholders’ equity	324,769	439,688
Total liabilities and stockholders’ equity	$2,173,305	$2,163,342

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Operations and Comprehensive Income (Loss)
Amounts in thousands, except per share amounts

	Year Ended December 31,
	2015	2014	2013
Net revenue	$563,356	539,449	451,033
Operating expenses:
Cost of services	110,246	93,600	74,136
Selling, general and administrative, including stock-based compensation	121,418	102,109	92,002
Radio conversion costs	14,369	1,113	—
Amortization of subscriber accounts, dealer network and other intangible assets	258,668	253,403	208,760
Depreciation	10,444	10,145	8,941
Restructuring charges	—	952	1,111
Gain on disposal of operating assets, net	(1,156)	(71)	(5,473)
	513,989	461,251	379,477
Operating income	49,367	78,198	71,556
Other income (expense), net:
Interest income	2,904	3,590	3,752
Interest expense	(123,743)	(117,464)	(95,836)
Refinancing expense, net of gain on extinguishment of debt	(3,723)	—	—
Other income (expense), net	(4,536)	1,648	2,198
	(129,098)	(112,226)	(89,886)
Loss from continuing operations before income taxes	(79,731)	(34,028)	(18,330)
Income tax expense from continuing operations	(6,505)	(3,420)	(3,270)
Net loss from continuing operations	(86,236)	(37,448)	(21,600)
Discontinued operations:
Earnings (loss) from discontinued operations	2,852	(304)	169
Income tax expense from discontinued operations	—	—	(40)
Earnings (loss) from discontinued operations, net of income tax	2,852	(304)	129
Net loss	(83,384)	(37,752)	(21,471)
Other comprehensive income (loss):
Foreign currency translation adjustments	(293)	(382)	121
Unrealized holding gains (losses) on marketable securities, net	904	(3,286)	(1,169)
Unrealized gain (loss) on derivative contracts, net	(8,741)	(4,879)	12,317
Total other comprehensive income (loss), net of tax	(8,130)	(8,547)	11,269
Comprehensive loss	$(91,514)	(46,299)	(10,202)

Basic and diluted earnings (loss) per share:
Continuing operations	$(6.66)	(2.75)	(1.55)
Discontinued operations	0.22	(0.02)	0.01
Net loss	$(6.44)	(2.77)	(1.54)

Weighted average Series A and Series B shares - basic and diluted	12,947,512	13,611,264	13,926,832
Total issued and outstanding Series A and Series B shares at period end	12,683,607	13,546,181	14,056,886

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Amounts in thousands

	Year Ended December 31,
	2015	2014	2013
Cash flows from operating activities:
Net loss	$(83,384)	(37,752)	(21,471)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss (earnings) from discontinued operations, net of income tax	(2,852)	304	(129)
Amortization of subscriber accounts, dealer network and other intangible assets	258,668	253,403	208,760
Depreciation	10,444	10,145	8,941
Stock-based compensation	7,343	7,164	8,174
Deferred income tax expense (benefit)	4,138	(192)	203
Gain on disposal of operating assets, net	(1,156)	(71)	(5,473)
Refinancing expense, net of gain on extinguishment	3,725	—	—
Amortization of debt discount and deferred debt costs	10,357	9,023	5,851
Other-than-temporary impairment of marketable securities	6,389	—	—
Other non-cash activity, net	13,366	7,611	7,479
Changes in assets and liabilities:
Trade receivables	(9,378)	(8,926)	(8,165)
Prepaid expenses and other assets	(3,857)	62	8,638
Subscriber accounts - deferred contract costs	(1,773)	—	—
Payables and other liabilities	(4,096)	(5,862)	(525)
Operating activities from discontinued operations, net	(49)	(1,039)	(50)
Net cash provided by operating activities	$207,885	233,870	212,233
Cash flows from investing activities:
Capital expenditures	(12,431)	(7,769)	(9,939)
Cost of subscriber accounts acquired	(266,558)	(268,160)	(234,914)
Cash paid for acquisition, net of cash acquired	(56,778)	—	(478,738)
Purchases of marketable securities	(26,934)	(4,603)	(21,770)
Proceeds from sale of marketable securities	57,291	7,842	33,415
Decrease (increase) in restricted cash	(37)	22	2,600
Proceeds from the disposal of operating assets	20,175	241	12,886
Other investing activities	—	(436)	(100)
Net cash used in investing activities	$(285,272)	(272,863)	(696,560)
Cash flows from financing activities:
Proceeds from long-term debt	778,000	169,000	639,075
Payments on long-term debt	(671,183)	(127,166)	(138,048)
Payments of financing costs	(6,477)	—	(11,136)
Stock option exercises	—	804	171
Purchases and retirement of common stock	(29,988)	(35,734)	(33,436)
Bond hedge and warrant transactions, net	—	—	(6,107)
Other financing activities	—	—	87
Net cash provided by financing activities	$70,352	6,904	450,606
Net decrease in cash and cash equivalents	$(7,035)	(32,089)	(33,721)
Cash and cash equivalents at beginning of period	12,612	44,701	78,422
Cash and cash equivalents at end of period	$5,577	12,612	44,701

Adjusted EBITDA

We evaluate the performance of our operations based on financial measures such as revenue and "Adjusted EBITDA."  Adjusted EBITDA is defined as net income (loss) before interest expense, interest income, income taxes, depreciation, amortization (including the amortization of subscriber accounts, dealer network and other intangible assets), restructuring charges, stock-based compensation, and other non-cash or non-recurring charges.   Ascent Capital believes that Adjusted EBITDA is an important indicator of the operational strength and performance of its business, including the business’ ability to fund its ongoing acquisition of subscriber accounts, its capital expenditures and to service its debt.  In addition, this measure is used by management to evaluate operating results and perform analytical comparisons and identify strategies to improve performance.   Adjusted EBITDA is also a measure that is customarily used by financial analysts to evaluate the financial performance of companies in the security alarm monitoring industry and is one of the financial measures, subject to certain adjustments, by which Monitronics’ covenants are calculated under the agreements governing their debt obligations.  Adjusted EBITDA does not represent cash flow from operations as defined by generally accepted accounting principles ("GAAP"), should not be construed as an alternative to net income or loss and is indicative neither of our results of operations nor of cash flows available to fund all of our cash needs.  It is, however, a measurement that Ascent Capital believes is useful to investors in analyzing its operating performance.  Accordingly, Adjusted EBITDA should be considered in addition to, but not as a substitute for, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP.  Adjusted EBITDA is a non-GAAP financial measure.  As companies often define non-GAAP financial measures differently, Adjusted EBITDA as calculated by Ascent Capital should not be compared to any similarly titled measures reported by other companies.

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Adjusted EBITDA	$83,173	88,934	$347,752	354,805
Amortization of subscriber accounts, dealer network and other intangible assets	(65,043)	(64,021)	(258,668)	(253,403)
Depreciation	(2,656)	(2,294)	(10,444)	(10,145)
Stock-based compensation	(2,304)	(2,023)	(7,343)	(7,164)
Restructuring charges	—	17	—	(952)
Radio Conversion Program costs	(9,826)	(312)	(14,369)	(1,113)
One-time severance expense (a)	(112)	—	(112)	—
LiveWatch acquisition related costs	—	—	(946)	—
LiveWatch acquisition contingent bonus charges	(844)	—	(3,930)	—
Monitronics Headquarters relocation costs	—	—	(720)	—
Security Networks Integration costs	—	—	—	(2,182)
Other-than-temporary impairment losses on marketable securities	(2,625)	—	(6,389)	—
Refinancing expense, net of gain on extinguishment of debt	745	—	(3,723)	—
Interest income	863	1,048	2,904	3,590
Interest expense	(31,603)	(29,703)	(123,743)	(117,464)
Income tax expense from continuing operations	(509)	1,787	(6,505)	(3,420)
Net loss from continuing operations	$(30,741)	(6,567)	$(86,236)	(37,448)

(a)         Severance expense related to transitioning executive leadership at Monitronics.

The following table provides a reconciliation of Monitronics' Adjusted EBITDA to net loss (amounts in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Adjusted EBITDA	$84,889	90,752	$354,807	362,227
Amortization of subscriber accounts, dealer network and other intangible assets	(65,043)	(64,021)	(258,668)	(253,403)
Depreciation	(2,568)	(2,192)	(10,066)	(9,019)
Stock-based compensation	(841)	(661)	(2,271)	(2,068)
Restructuring charges	—	17	—	(952)
Radio Conversion Program costs	(9,826)	(312)	(14,369)	(1,113)
One-time severance expense (a)	(112)	—	(112)	—
LiveWatch acquisition related costs	—	—	(946)	—
LiveWatch acquisition contingent bonus charges	(844)	—	(3,930)	—
Monitronics Headquarters relocation costs	—	—	(720)	—
Security Networks Integration costs	—	—	—	(2,182)
Refinancing expense, net of gain on extinguishment of debt	—	—	(4,468)	—
Interest expense	(32,031)	(30,203)	(125,415)	(119,607)
Income tax expense from continuing operations	(337)	1,611	(6,290)	(3,600)
Net loss from continuing operations	$(26,713)	(5,009)	$(72,448)	(29,717)

(a)         Severance expense related to transitioning executive leadership at Monitronics.

Pre-SAC Adjusted EBITDA

LiveWatch is a direct-to-consumer business, and as such recognizes certain revenue and expenses associated with subscriber acquisition (subscriber acquisition costs, or "SAC"). This is in contrast to Monitronics,' which capitalizes payments to dealers to acquire accounts. "Pre-SAC Adjusted EBITDA" is a measure that eliminates the impact of acquiring accounts at the LiveWatch business that is recognized in operating income. Monitronics' Pre-SAC Adjusted EBITDA is defined as Monitronics total Adjusted EBITDA excluding LiveWatch's SAC and the related revenue. We believe Monitronics' Pre-SAC Adjusted EBITDA is a meaningful measure of Monitronics' financial success in servicing its customer base. Pre-SAC Adjusted EBITDA should be considered in addition to, but not as a substitute for, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP. Pre-SAC Adjusted EBITDA is a non-GAAP financial measure. As companies often define non-GAAP financial measures differently, Pre-SAC Adjusted EBITDA as calculated by Monitronics should not be compared to any similarly titled measures reported by other companies.

Presented below is the reconciliation of Adjusted EBITDA to Pre-SAC Adjusted EBITDA for Monitronics and Ascent (amounts in thousands) (the reconciliations of Adjusted EBITDA to net loss or net loss from continuing operations, as applicable, are provided above):

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Monitronics' total Adjusted EBITDA	$84,889	90,752	$354,807	$362,227
LiveWatch SAC, net of related revenue (a)	5,360	—	14,276	—
Monitronics' Pre-SAC Adjusted EBITDA	90,249	90,752	369,083	362,227

Monitronics' Pre-SAC Adjusted EBITDA as a percent of Pre-SAC revenue (a)	64.3%	66.8%	66.0%	67.1%

Monitronics' total Adjusted EBITDA	$84,889	90,752	$354,807	$362,227
Corporate Adjusted EBITDA	(1,716)	(1,818)	(7,055)	(7,422)
Total Adjusted EBITDA	83,173	88,934	347,752	354,805
Total Pre-SAC Adjusted EBITDA	88,533	88,934	362,028	354,805

Total Pre-SAC Adjusted EBITDA as a percent of Pre-SAC revenue (a)	63.1%	65.5%	64.7%	65.8%

(a)	Presented below is the reconciliation of Net revenue for Monitronics and Ascent to Pre-SAC revenue (amounts in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net revenue, as reported	$141,551	135,862	$563,356	539,449
LiveWatch revenue related to SAC	(1,183)	—	(4,022)	—
Pre-SAC revenue	140,368	135,862	559,334	539,449